Exhibit 10.2

CONSUMER PORTFOLIO SERVICES, INC.
2025 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”), is entered into as of [__], 20[__] (the “Date of Grant”), by and between Consumer Portfolio Services, Inc., a California corporation (the “Company”), and [__] (the “Participant”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Consumer Portfolio Services, Inc. 2025 Equity Incentive Plan, as amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).

WHEREAS, the Company has adopted the Plan, pursuant to which options to acquire shares of Common Stock may be granted (“Options”); and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award provided for herein to the Participant on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Option.

(a) Grant. The Company hereby grants to the Participant an Option to purchase [__] shares of Common Stock (such shares, the “Option Shares”), on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The Option shall vest in accordance with Section 2. The exercise price shall be $[__] per Option Share (the “Exercise Price”). The Option shall be designated as [an Incentive Option]1[a Nonqualified Option]2.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Except as otherwise permitted by Section 3(a) of the Plan, the Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2. Vesting. Except as may otherwise be provided herein or in the Plan, subject to the Participant’s continued Active Status with the Company or a Subsidiary, as applicable, the Option shall vest and become exercisable in equal installments on each of the [__] of the Date of Grant (each such date, a “Vesting Date”). Any fractional Option Shares resulting from the application of the vesting schedule shall be aggregated and the Option Shares resulting from such aggregation shall vest on the final Vesting Date.

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1 Applicable for Incentive Options.

2 Applicable to Nonqualified Options.

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3. Expiration. In no event shall all or any portion of the Option be exercisable more than 10 years from the Date of Grant; provided however, that with respect to any Option that is designated as an Incentive Option in Section 1(a) above, that has been granted to a Participant who as of the Date of Grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Company or any parent or Subsidiary, the Option shall expire not more than five years after the Date of Grant.

4. Method of Exercise and Form of Payment. No Option Shares shall be delivered pursuant to any exercise of the Option until payment in full to the Company of the Exercise Price and an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Option may be exercised by delivery of (a) written or electronic notice of exercise to the Company or its designee (including a third-party-administrator) in accordance with the terms hereof and (b) payment in full of the Exercise Price and such applicable taxes, social contributions and any other tax-related items required to be withheld. The Exercise Price and all applicable required withholding taxes shall be payable in cash by the Participant for the Option Shares to be purchased; provided that in the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the Exercise Price in whole or in part also may be made: (i) by the Participant delivering shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price of the Option Shares to be purchased; (ii) by the Company retaining from the shares of Common Stock to be delivered upon exercise of the Option that number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price of the Option Shares to be purchased; (iii) by irrevocable instructions to a stock broker to promptly deliver to the Company payment of the Exercise Price for the Option Shares to be purchased from the proceeds of the stock broker’s sale of or loan against some or all of the Option Shares; or (iv) in such other manner as the Committee determines is appropriate.

5. Rights as a Shareholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to the terms hereof, (ii) the Company shall have issued and delivered to the Participant the Option Shares and (iii) the Participant’s name shall have been entered as a shareholder of record with respect to such Option Shares on the books of the Company. The Company shall cause the actions described in clauses (ii) and (iii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

6. Compliance with Legal Requirements.

(a) Generally. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.

(b) Tax Withholding. Any exercise of the Option shall be subject to the Participant satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the Option or otherwise the amount of any required withholding taxes in respect of the Option, its exercise or any payment or transfer of the Option or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes (up to the maximum permissible withholding amounts). The Participant may elect to satisfy, and the Company may require the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock that would otherwise be received upon the exercise of the Option with a Fair Market Value equal to such withholding liability.

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7. Restrictive Covenants; Compensation Recovery; Other Policies. By signing this Agreement, the Participant acknowledges and agrees that this Option or any Award previously granted to the Participant by the Company or a Subsidiary shall be subject to forfeiture as a result of the Participant’s violation of any agreement with the Company or Company policies regarding non-competition, non-solicitation, confidentiality, inventions and/or other restrictive covenants (the “Restricted Covenants”). For avoidance of doubt, compensation recovery rights to shares of Common Stock (including such shares acquired under previously granted equity awards) shall extend to the proceeds realized by the Participant due to the sale or other transfer of such shares. The Participant’s prior execution of any agreement or Participant’s expected compliance with Company policies regarding the Restricted Covenants was a material inducement for the Company’s grant of this Award. By signing this Agreement, the Participant also acknowledges and agrees that this Option and any Award previously granted to the Participant by the Company (under the Plan or any other current or prior equity plan of the Company), including the Option Shares subject to this Option, and any amounts or benefits arising from such Awards, including but not limited to shares of Common Stock issued or cash paid pursuant to such Awards (including any dividends or distributions) or proceeds realized by the Participant (on a pre-tax basis) due to the sale or other transfer of shares of Common Stock issued pursuant to such Awards shall be subject to (i) any recoupment, clawback, equity holding, stock ownership or similar policies adopted and amended by the Company from time to time and (ii) recoupment, clawback, equity holding, stock ownership or similar requirements law, regulation or listing standards applicable to the Company from time to time. The remedies under such policy are in addition, and are in no way limiting, to the remedies of the recoupment provision set forth above.

8. Miscellaneous.

(a) Transferability. Subject to Section 15(b) of the Plan, the Option may not be assigned, alienated, pledged, sold, hypothecated, encumbered or transferred (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution. Any attempted Transfer of the Option contrary to the provisions of this Agreement or of the Plan, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(b) Section 409A. The Option is intended [to be exempt from]3[to comply with]4 the requirements of Section 409A of the Code and the guidance and regulations issued thereunder, and, accordingly, to the maximum extent permitted, the Plan and this Agreement shall be interpreted consistent with such intent. In the event that this Option is subject to but fails to comply with Section 409A of the Code, the Company may revise the terms of this Agreement to correct such noncompliance to the extent permitted under any guidance, procedure or other method promulgated by the Internal Revenue Service now or in the future or otherwise available that provides for such correction as a means to avoid or mitigate any taxes, interest or penalties that would otherwise be incurred by the Participant on account of such noncompliance; provided, however, that in no event whatsoever shall the Company be liable for any additional tax, interest or penalty imposed upon or other detriment suffered by a Participant under Section 409A of the Code or damages for failing to comply with Section 409A of the Code. Notwithstanding anything to the contrary contained in the Plan or this Agreement, the payment or settlement of any 409A Award that would otherwise be payable or distributable upon the occurrence of a Change of Control, the Participant’s Disability or termination of employment or service, shall not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such event also constitutes a change of control within the meaning of Treas. Reg. §1.409A-3(i)(5), a disability within the meaning of Treas. Reg. §1.409A-3(i)(4), or a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), respectively, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This Section 8(b) does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Plan or this Agreement that is permissible under Section 409A of the Code. Notwithstanding anything else to the contrary in the Plan or this Agreement, to the extent that a Participant is a “specified employee” (as determined in accordance with the requirements of Section 409A of the Code), no payment on account of a Participant’s separation from service (determined in accordance with Treas. Reg. §1.409A-1(h)) in settlement of a 409A Award may be made before the date which is six months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death. This Section 9(b) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A.

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3 Applicable for Incentive Options.

4 Applicable to a 409A Award.

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(c) Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the President at the Company’s principal executive office.

(d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e) No Rights to Employment; Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right with respect to continuation of employment or service as an Employee, Consultant, advisor or Director of the Company or any Subsidiary nor interfere in any way with the right of the Company or a Subsidiary to terminate such Participant’s employment or service at any time with or without cause.

(f) Fractional Shares. No fractional shares shall be issued pursuant to this Agreement, and any fractional shares resulting from the exercise or adjustment to this Option shall be eliminated.

(g) Beneficiary. The Committee may use its Discretion to allow a Participant to designate in writing a beneficiary to exercise this Option after the Participant’s death.

(h) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

(i) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, other than any other agreements or Company policies related to Restricted Covenants or other similar agreement to which the Participant may be a party, the covenants of which shall continue to apply to the Participant, in accordance with the terms of such agreement. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent as set forth in this Agreement or the Plan.

(j) Governing Law and Venue. This Agreement shall be governed by, construed, and administered in accordance with the laws of the State of California (regardless of the laws that might otherwise govern under applicable principles of choice of law or conflicts of laws of such jurisdiction or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of California).

(k) Headings. The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

(l) Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(m) Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(n) Electronic Participation in Plan. The Company may, in its discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, this Stock Option Award Agreement has been executed by the Company and the Participant as of the day first written above.

CONSUMER PORTFOLIO SERVICES, INC.

BY: ______________________________

Name:
Title:

__________________________________

[PARTICIPANT]

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